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EXHIBIT 11.1

CAMERON ASHLEY BUILDING PRODUCTS, INC. COMPUTATION OF EARNINGS PER SHARE

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
                                                                    YEARS ENDED

                                    1999                                1998
                    --------------------------------    ----------------------------------
                       INCOME      SHARES     SHARE       INCOME       SHARES      PER-SHARE
                    (NUMERATOR) DENOMINATOR   AMOUNT    (NUMERATOR)  DENOMINATOR    AMOUNT
                    ----------- -----------   ------    -----------  -----------    ------

BASIC EPS
Income available
to common
stockholders        $   17,066      8,661     $  1.97   $   15,294    $   9,250    $   1.65
                                              =======                              ========
EFFECT OF DILUTIVE
SECURITIES                            155                                   251
                                  -------                             ---------
DILUTED EPS
Income available
to common
stockholders
assuming dilution   $   17,066      8,816     $  1.94   $   15,294        9,501    $   1.61
                    ==========    =======     =======   ==========    =========    ========
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